Exhibit I

Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock of New Frontier Media, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 22th  day of September, 2010.

Longkloof Limited, a Jersey limited liability company

Dated: September 23, 2010	By:	/s/ Beamont (Directors) Limited,
a Jersey incorporated entity, corporate director

By:	/s/ Cora Binchy
Name: Cora Binchy
Title: Director of the corporate director

By:	/s/ James Colclough
Name: James Colclough Title: Director of the corporate director

Mile End Limited, a British Virgin Islands limited liability company

Dated: September 23, 2010	By:	/s/ Chaumont (Directors) Limited,
a British Virgin Islands company, corporate director

By:	/s/ James Colclough
James Colclough Director of the corporate director

By:	/s/ Cora Binchy
Cora Binchy Director of the corporate director